Exhibit 10.4

Family Dollar, Inc. on behalf of its parent, Family Dollar
Stores, Inc. and its subsidiaries and affiliates
January 1, 2014

DISCLAIMER
Sponsor:        Family Dollar, Inc. on behalf of its parent, Family Dollar Stores, Inc. and its subsidiaries and affiliates
Policy Number(s):    SA3-850-291151-01
Date Provided:        December 18, 2013
The following certificate(s) are a true copy of the certificate(s) issued under the policy(ies).
LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
Family Dollar, Inc. on behalf of its parent, Family Dollar Stores, Inc. and its subsidiaries and affiliates

CERTIFICATE OF COVERAGE

Liberty Life Assurance Company of Boston welcomes your employer as a client.

Sponsor:        Family Dollar, Inc. on behalf of its parent, Family Dollar Stores, Inc. and its subsidiaries and affiliates

Policy Number:     SA3-850-291151-01

Effective Date:     January 1, 2014

When this plan refers to "you" or "your" it means the Employee insured under this plan. This is your Life Insurance certificate of coverage as long as you are eligible for insurance and remain insured.

A few words about this certificate of coverage...

It is written in plain English. A few terms and provisions are written as required by insurance law. PLEASE READ IT CAREFULLY. If you have any questions about any terms and provisions, please contact the Insurance Administrator at your work location or write to Liberty. Liberty will assist you in any way we can to help you understand your benefits.

Also, if the terms of your certificate of coverage and the policy differ, the policy will govern. Your coverage may be terminated or modified in whole or in part under the terms and provisions of the policy.

Executive Vice President

GLC-1

TABLE OF CONTENTS

SECTION 1.............................................................	SCHEDULE OF BENEFITS
SECTION 2.............................................................	DEFINITIONS
SECTION 3.............................................................	ELIGIBILITY AND EFFECTIVE DATES
SECTION 4.............................................................	INSURANCE BENEFITS
SECTION 5.............................................................	EXCLUSIONS
SECTION 6.............................................................	TERMINATION PROVISIONS
SECTION 7.............................................................	GENERAL PROVISIONS

GLC-TOC                                             Table of Contents

SECTION 1 - SCHEDULE OF BENEFITS

ELIGIBILITY REQUIREMENTS FOR INSURANCE BENEFITS

What is the Minimum Hourly Requirement?

Employees working a minimum of 30 regularly scheduled hours per week

What is the Classification of Covered Employees?

Class 1        All active executives

Note:	Temporary and seasonal Employees and Employees who are not United States citizens or legal residents working in the United States are not covered under this policy.

What is the Eligibility Waiting Period?

1.	If you are employed by the Sponsor on the plan effective date -
None

2.	If you begin employment for the Sponsor after the plan effective date -
None

Are Employee Contributions Required?

Employee Basic Life Insurance Benefits:                        No
Employee Optional Life Insurance Benefits:                        Yes
Employee Basic Accidental Death and Dismemberment Insurance Benefits:        No
Dependent Optional Life Insurance Benefits:                        Yes

GLC-SCH-1                                         Schedule of Benefits

SECTION 1 - SCHEDULE OF BENEFITS
(Continued)

LIFE INSURANCE

What is the Amount of Insurance Benefit?

Employee Basic Life Insurance

An amount equal to 2 times your Annual Earnings. If not a multiple of $1,000.00, this amount will be rounded to the next higher multiple of $1,000.00. This amount may not exceed $1,000,000.00.

Employee Optional Life Insurance

An amount in increments of $10,000.00. This amount may not exceed $300,000.00.

Dependent Optional Life Insurance:

SPOUSE

Spouse:

An amount in increments of $5,000.00. This amount may not exceed $150,000.00.

CHILD
Children (Age at Death):

15 days, but under 26 years.

Option 1    $5,000.00
Option 2    $10,000.00

GLC-SCH-2                                         Schedule of Benefits

SECTION 1 - SCHEDULE OF BENEFITS
(Continued)

ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE

What is the Full Amount of Insurance Benefit?

Employee Basic Accidental Death and Dismemberment Insurance

An amount equal to 2 times your Annual Earnings. If not a multiple of $1,000.00, this amount will be rounded to the next higher multiple of $1,000.00. This amount may not exceed $1,000,000.00.

GLC-SCH-3                                         Schedule of Benefits

SECTION 1 - SCHEDULE OF BENEFITS
(Continued)

ADDITIONAL ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE

What is the Employee Seat Belt Benefit?

Maximum Benefit Amount:                         10.00% of Full Amount up to $10,000.00

What is the Employee Air Bag Benefit?

Maximum Benefit Amount:                         5.00% of Full Amount up to $10,000.00

What is the Employee Repatriation Benefit?

Maximum Benefit Amount:                                        $5,000.00

What is the Employee Common Carrier Benefit?

Maximum Benefit Amount:                             Full Amount up to $1,000,000.00

What is the Employee Child Education Benefit?

Maximum Annual Benefit (Per Dependent child):                            $5,000.00
Maximum Lifetime Family Benefit Amount:                             $20,000.00

Dependent Children Maximum Age:                                     25 years

What is the Employee Child Care Benefit?

Maximum Annual Benefit (Per Dependent child):                            $5,000.00
Maximum Lifetime Family Benefit Amount:                             $20,000.00

What is the Dependent spouse Training Benefit?

Maximum Benefit Amount:                                        $5,000.00

What is the Employee Rehabilitation Benefit?

Maximum Benefit Amount:                         5.00% of Full Amount up to $5,000.00

What is the Employee Adaptive Home or Adaptive Vehicle Benefit?

Maximum Benefit Amount:                         5.00% of Full Amount up to $5,000.00

What is the Reduction Formula?

The amount of Life and Accidental Death and Dismemberment Insurance applicable to the Covered Person's class of benefits will reduce at age 65 or older as follows:

ages 65 - 69:        to 65%
ages 70 & up:        to 50%

GLC-SCH-4.14                                         Schedule of Benefits

Reductions will occur on the January 1st following the date the Covered Person attains the applicable age. Reduced amounts of insurance will be rounded to the next higher multiple of $500.00, if not already a multiple of $500.00. The reduction formula is applicable to Covered Dependent spouses, but is based on the Employee’s age.

GLC-SCH-4.14 (continued)                                 Schedule of Benefits

SECTION 1 - SCHEDULE OF BENEFITS
(Continued)

What are the Evidence of Insurability Requirements?

Non-Medical Maximum:

Employee Optional Life Insurance Benefits:	$150,000.00
Dependent Spouse Optional Life Insurance Benefits:	$25,000.00

Any amounts of insurance in excess of the amount shown above that are due solely to salary increases are not subject to Evidence of Insurability.

Annual Enrollment:

Employee Optional Life Insurance Benefits:	Any increases above the current benefit level will be subject to Evidence of Insurability.

Any increases elected during Annual Enrollment will be subject to Evidence of Insurability if an Employee has previously been denied coverage. The Non-Medical Maximum will apply to any changes made during the Annual Enrollment Period.

Dependent Spouse Optional Life Insurance:	Any increases above the current benefit level will be subject to Evidence of Insurability.

GLC-SCH-5                                         Schedule of Benefits

SECTION 2 - DEFINITIONS

In this section Liberty defines some basic terms needed to understand this plan. The male pronoun whenever used in this policy includes the female.

"Active Employment" means you must be actively at work for the Sponsor:

1.	on a full-time basis and paid regular earnings;

2.	for at least the minimum number of hours shown in the Schedule of Benefits; and either perform such work:

a.at the Sponsor's usual place of business; or
b.at a location to which the Sponsor's business requires you to travel.

You will be considered actively at work if you were actually at work on the day immediately preceding:

1.	a weekend (except where one or both of these days are scheduled work days);

2.	holidays (except when the holiday is a scheduled work day);

3.	paid vacations;

4.	any non-scheduled work day;

5.	an excused leave of absence (except medical leave for your own disabling condition and lay-off); and

6.	an emergency leave of absence (except emergency medical leave for your own disabling condition).

"Administrative Office" means Liberty Life Assurance Company of Boston, 9 Riverside Road, Weston, MA 02493.

"Annual Earnings" means your annual rate of earnings from the Sponsor. However, such earnings will not include bonuses, commissions, overtime pay and extra compensation.

"Annual Enrollment Period" or "Enrollment Period" means the period before each policy anniversary so designated by the Sponsor and Liberty during which you may enroll for coverage under this policy.

GLC-DEF-1                                             Definitions

SECTION 2 - DEFINITIONS
(Continued)

"Confined" means confinement in a hospital, skilled nursing facility or rehabilitation facility.

"Covered Dependent" means a Dependent whose coverage is in effect. It does not include a Dependent whose coverage has ended.

"Covered Employee" means a person in Active Employment insured under this policy.

"Covered Person" means an Employee in Active Employment or a Dependent insured under this policy.

"Dependent" means:

1.your lawful spouse, including a legally separated spouse and

2.your unmarried children, who meet the age requirements shown in the Schedule of Benefits.

Children include your own natural offspring, lawfully adopted children, and full-time students as defined by the school being attended. A child will be considered adopted on the date of placement in your home.

They also include stepchildren who are dependent on you for support and maintenance and living with you in a regular parent-child relationship.

They also include children who, on and after the date on which insurance would otherwise end because of the children's age, are Continuously Disabled.

With respect to this provision, "Continuously Disabled" means a child who is incapable of self-sustaining employment because of mental or physical disabilities and is chiefly dependent on you for support and maintenance, or institutionalized because of mental or physical disabilities.

Dependent does not include a person who is an eligible Employee or a member of the armed forces.

GLC-DEF-2                                             Definitions

SECTION 2 - DEFINITIONS
(Continued)

"Eligibility Date" means the date you become eligible for insurance under this plan. Eligibility Requirements are shown in the Schedule of Benefits.

"Eligibility Waiting Period" means the continuous length of time you must be in Active Employment in an eligible class to reach your Eligibility Date.

"Employee" means a person in Active Employment with the Sponsor.

"Enrollment Form" is the document completed by you, if required, when enrolling for coverage. This form must be satisfactory to Liberty.

"Evidence of Insurability" means a statement of proof of the Covered Person's medical history upon which acceptance for insurance will be determined by Liberty.

GLC-DEF-3                                             Definitions

SECTION 2 - DEFINITIONS
(Continued)

"Family and Medical Leave" means a leave of absence for the birth, adoption or foster care of a child, or for the care of your child, spouse or parent or for your own serious health condition as those terms are defined by the Federal Family and Medical Leave Act of 1993 (FMLA) and any amendments, or by applicable state law.

GLC-DEF-4                                             Definitions

SECTION 2 - DEFINITIONS
(Continued)

"Initial Enrollment Period" means one of the following periods during which you may first enroll for coverage under this policy:

1.	if you are eligible for insurance on the plan effective date, a period before the plan effective date set by the Sponsor and Liberty.

2.	if you become eligible for insurance after the plan effective date, the period which ends 31 days after your Eligibility Date.

"Injury" means bodily impairment resulting directly from an accident and independently of all other causes.

"Non-Medical Maximum" means an amount of insurance on a Covered Person which is not subject to Evidence of Insurability. The Non-Medical Maximum amounts are shown in the Schedule of Benefits. Any amounts of insurance in excess of the Non-Medical Maximums are subject to Evidence of Insurability. Evidence of Insurability will be at your expense.

"Physician" means a person who:

1.	is licensed to practice medicine and is practicing within the terms of his license; or

2.
is a licensed practitioner of the healing arts in a category specifically favored under the health insurance laws of the state where the treatment is received and is practicing within the terms of his license.

It does not include you, any family member or domestic partner.

GLC-DEF-5                                             Definitions

SECTION 2 - DEFINITIONS
(Continued)

"Proof" means the evidence in support of a claim for benefits and includes, but is not limited to, the following:

1.	a claim form completed and signed (or otherwise formally submitted) by you or your beneficiary claiming benefits;

2.	an attending Physician's statement completed and signed (or otherwise formally submitted) by the Covered Person's attending Physician; and

3.	the provision by the attending Physician of standard diagnosis, chart notes, lab findings, test results, x-rays and/or other forms of objective medical evidence in support of a claim for benefits;

4.a certified copy of a death certificate.

Proof must be submitted in a form or format satisfactory to Liberty.

"Schedule of Benefits" means the section of this plan which shows, among other things, the Eligibility Requirements, Eligibility Waiting Period, and Amount of Insurance Benefit.

"Sickness" means disease or illness including related conditions and recurrent symptoms of the sickness. Sickness also includes pregnancy.

"Sponsor" means the entity to whom this plan is issued.

GLC-DEF-6                                             Definitions

SECTION 3 - ELIGIBILITY AND EFFECTIVE DATES

What are the Eligibility Requirements for Employee and Dependent Insurance Benefits?

The eligibility requirements for insurance benefits are shown in the Schedule of Benefits.

What is your Eligibility Date for Insurance Benefits?

Employee Coverage:

If you are in an eligible class you will qualify for insurance on the later of:

1.this plan's effective date; or

2.the day after you complete the Eligibility Waiting Period shown in the Schedule of Benefits.

Dependent Coverage:

If you are eligible for Employee coverage you will be eligible for Dependent coverage on the later of:

1.the date you are eligible for Employee coverage if on that date you have a Dependent; or

2.the date you acquire a Dependent if on that date you are eligible for Employee coverage.

If both parents are Employees, only one will be eligible for Dependent coverage with respect to their Dependent children.

What Happens During the Annual Enrollment Period?

During each Annual Enrollment Period, you may keep your coverage at the same level or make any one of the following changes in coverage for the next plan year, subject to any Evidence of Insurability Requirements as shown in the Schedule of Benefits:

1.decrease your coverage;

2.increase your coverage including enrolling for the first time.

GLC-ELG-1                                     Eligibility and Effective Dates

SECTION 3 - ELIGIBILITY AND EFFECTIVE DATES
(Continued)

What is Your Effective Date for Insurance?

Insurance will be effective at 12:01 A.M. Standard Time in the governing jurisdiction on the day determined as follows, but only if your application or enrollment for insurance is made with Liberty through the Sponsor in a form or format satisfactory to Liberty.

Employee Coverage:

1.	For non-contributory coverage not subject to Evidence of Insurability, you will be insured on your Eligibility Date.

2.	For non-contributory coverage subject to Evidence of Insurability, you will be insured on the later of the date Liberty gives approval or your Eligibility Date.

3.
For contributory coverage not subject to Evidence of Insurability, you will be insured on the later of the date you make application or your Eligibility Date, provided you make application no later than 31 days after your Eligibility Date.

4.
For contributory coverage subject to Evidence of Insurability, you will be insured on the later of the date Liberty gives approval or your Eligibility Date, provided you make application no later than 31 days after your Eligibility Date.

5.	If you make application for contributory coverage more than 31 days after your Eligibility Date, you must submit Evidence of Insurability. You will be insured on the date Liberty gives approval.

Evidence of Insurability will be at your Expense.

GLC-ELG-2                                     Eligibility and Effective Dates

SECTION 3 - ELIGIBILITY AND EFFECTIVE DATES
(Continued)

What is Your Effective Date for Insurance? (Continued)

Dependent Coverage:

1.
For contributory coverage not subject to Evidence of Insurability, your Dependent will be insured on the later of the date you make application or your Eligibility Date, provided you make application no later than 31 days after your Eligibility Date.

2.
For contributory coverage subject to Evidence of Insurability, your Dependent will be insured on the later of the date Liberty gives approval or your Eligibility Date, provided you make application no later than 31 days after your Eligibility Date.

3.
If you make application for contributory coverage more than 31 days after your Eligibility Date, you must submit Evidence of Insurability. Your Dependent will be insured on the date Liberty gives approval.

Evidence of Insurability will be at your Expense.

Increases or Decreases:

Any increase in or addition to coverage will take effect on the date of the change.

Any decrease in or deletion of coverage will take effect on the date of the change

Any such change applies to loss of life or accidental Injury that occurs on or after the effective date of the change.

When will Your Effective Date for Employee Insurance be Delayed?

The effective date of any initial, increased or additional insurance will be delayed for an individual if you are not in Active Employment because of Injury or Sickness. The initial, increased or additional insurance will begin on the date the individual returns to Active Employment.

When will Your Effective Date for Dependent Insurance be Delayed?

If a Covered Dependent is Confined on the date the increase or addition is to take effect, it will take effect when the confinement ends.

GLC-ELG-3                                     Eligibility and Effective Dates

SECTION 3 - ELIGIBILITY AND EFFECTIVE DATES
(Continued)

What Happens to Your Coverage During a Family and Medical Leave?

Your coverage may be continued under this plan for an approved family or medical leave of absence for up to 12 weeks following the date coverage would have terminated, subject to the following:

1.	the authorized leave is in writing;

2.the required premium is paid;

3.	your benefit level, or the amount of earnings upon which your benefit may be based, will be that in effect on the date before said leave begins; and

4.	continuation of coverage will cease immediately if any one of the following events should occur:

a.you return to work;
b.this plan terminates;
c.you are no longer in an eligible class;
d.nonpayment of premium when due by the Sponsor or you;
e.your employment terminates.

What Happens During Lay-off?

The Sponsor may continue your coverage(s) by paying the required premiums, if you are temporarily laid off.
Your coverage(s) will not continue beyond a period of 6 months. In continuing such coverage(s) under this provision, the Sponsor agrees to treat all Covered Employees equally.

What Happens During Leave of Absence?

The Sponsor may continue your coverage(s) by paying the required premiums, if you are granted an approved leave of absence.

Your coverage(s) will not continue beyond a period of 6 months. In continuing such coverage(s) under this provision, the Sponsor agrees to treat all Covered Employees equally.

What Happens During Leave of Absence Due to Disability?

The Sponsor may continue your coverage(s) by paying the required premiums, if you are granted an approved leave of absence due to a disability.

Your coverage(s) will not continue beyond a period of 12 months. In continuing such coverage(s) under this provision, the Sponsor agrees to treat all Covered Employees equally.

What Happens if You are Rehired?

If you are re-hired by the Sponsor within 30 days of your termination date, all past periods of Active Employment with the Sponsor will be used in determining your Eligibility Date. If you are re-hired by the Sponsor more than 30 days after your termination date, you are considered to be a new Employee when determining your Eligibility Date.

GLC-ELG-4                                     Eligibility and Effective Dates

SECTION 4 - INSURANCE BENEFITS

EMPLOYEE LIFE INSURANCE

Benefits

When is Your Life Insurance Benefit Payable?

When Liberty receives satisfactory Proof of your death, Liberty will pay the proceeds of the Life Insurance in force on your life under this plan. The benefit payable is shown in the Schedule of Benefits.

Conversion Privilege

What is the Conversion Privilege?

Conversion Privilege at Individual Termination or Reduction of Benefits:

If all or part of your coverage ends, you may convert the amount that ends to an individual Life Insurance policy. Conversion is subject to the following conditions:

1.	within 31 days after coverage ends or is reduced, you must make written application to Liberty and pay the first premium payment.

2.
the individual policy will be issued without Evidence of Insurability. It will contain Life Insurance benefits only. The policy will be one then being offered by Liberty. The premium due will be based on the premium schedule of Liberty's conversion policy that applies to your class of risk and age at the birthday nearest to the effective date of the individual policy.

The individual policy will be effective 31 days after your group coverage ends.

Conversion Privilege at Class or Plan Termination:

If coverage ends for all employees or for your class, you are entitled to a limited conversion privilege. You must have been covered for at least 5 years. You must apply for the individual policy in the same manner as described above. The amount you may convert is limited to the lesser of:

1.	the amount you were covered for on the date the group coverage terminated less any group insurance you become eligible for within 31 days; or

2.	$10,000.

The individual policy will be effective 31 days after your group coverage ends.

Death Within the 31 Days Allowed for Conversion:

If you die within the 31 days allowed for conversion, Liberty will pay to your beneficiary the amount you were eligible to convert. Such insurance will be paid as a claim under this policy. Any premiums paid for a converted policy will be refunded.

GLC-LIF-1.1                                         Employee Life Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

EMPLOYEE LIFE INSURANCE (Continued)

Accelerated Death Benefit

What is the Accelerated Death Benefit?

Note:    The receipt of an Accelerated Death Benefit may be taxable. You should consult your tax consultant or legal advisor before applying for an Accelerated Death Benefit.

If, while insured under this plan, you or your Covered Dependent spouse gives Liberty satisfactory Proof of having a Terminal Condition, you or your Covered Dependent spouse may receive a portion of your Life Insurance as an Accelerated Death Benefit. Such insurance will be paid one time to you or your Covered Dependent spouse in one lump sum.

The amount of Accelerated Death Benefit payable under this policy is limited to:

1.a minimum amount $3,000.00; and

2.a maximum amount equal to the lesser of:

a.	80.00% of your Life Insurance that is in force on the date you apply for an Accelerated Death Benefit; or

b.	$500,000.00.

The amount of Accelerated Death Benefit payable to your Covered Dependent spouse under this policy is limited to:

1.a minimum amount $3,000.00; and

2.a maximum amount equal to the lesser of:

a.	80.00% of your Covered Dependent spouse's Life Insurance that is in force on the date your Covered Dependent spouse applies for an Accelerated Death Benefit; or

b.	$120,000.00.

If the amount of your or your Covered Dependent spouse's Life Insurance under this plan is scheduled to reduce within 12 months following the date you or your Covered Dependent spouse applies for the Accelerated Death Benefit, the benefit payable under this plan will be based on the reduced amount.

When Must You Apply for an Accelerated Death Benefit?

You or your Covered Dependent spouse must apply for an Accelerated Death Benefit. To apply, you or your Covered Dependent spouse must give Liberty:

1.certification, from a Physician, that you have a Terminal Condition, as defined by this plan;
2.supporting evidence satisfactory to Liberty, documenting the Terminal Condition;
3.a completed claims form.

GLC-LIF-2.12                                         Employee Life Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

EMPLOYEE LIFE INSURANCE COVERAGE (Continued)

Accelerated Death Benefit (Continued)

When Must you Apply for an Accelerated Death Benefit? (Continued)

During the pendency of a claim, Liberty may, at its own expense, have a Physician examine you or your Covered Dependent spouse.

If you or your Covered Dependent spouse have assigned all or a portion of the Life Insurance under this policy or named an irrevocable beneficiary, you or your Covered Dependent spouse must also give Liberty a signed written consent form from the assignee or irrevocable beneficiary.

The Accelerated Death Benefit will be payable upon receipt of satisfactory Proof of a Terminal Condition; and signed written consent from an assignee or irrevocable beneficiary, if required.

With respect to this provision "Terminal Condition" means a condition:

1.	which is expected to result in your or your Covered Dependent spouse's death within 12 months; and

2.	from which there is no reasonable prospect of recovery.

What is the Effect on Insurance?

The amount of your or your Covered Dependent spouse's Life Insurance will be reduced by the amount paid as an Accelerated Death Benefit. Premiums, if any, for the remaining portion of your or your Covered Dependent spouse's Life Insurance will be based on the amount of the remaining Life Insurance in effect after payment of the Accelerated Death Benefit. All other terms and provisions of this policy will apply to the remaining portion. Receipt of an Accelerated Death Benefit does not affect any Accidental Death or Dismemberment insurance benefit in force on your or your Covered Dependent spouse's life.

Exceptions

No Accelerated Death Benefit will be paid if:

1.	you or your Covered Dependent spouse are required by a court of law to exercise this option to satisfy a claim of creditors, whether in bankruptcy or otherwise;

2.	you or your Covered Dependent spouse are required by a governmental agency to exercise this option in order to apply for, receive, or continue a government benefit or entitlement;

3.	all or a part of your insurance must be paid to your children or spouse or former spouse as part of a divorce decree, separate maintenance agreement or property settlement agreement;

4.	you are married and live in a community property state, unless your spouse has given Liberty signed written consent; or

5.	you or your Covered Dependent spouse have previously received an Accelerated Death Benefit under this plan or any other group plan held by the Sponsor.

GLC-LIF-3.10                                         Employee Life Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

DEPENDENT LIFE INSURANCE

Benefits

When is Your Dependent Life Insurance Benefit Payable?

When Liberty receives satisfactory Proof of your Covered Dependent's death, Liberty will pay to you the amount in force on such Dependent's life under this plan. The Dependent Life Insurance benefit will be paid in one sum. It is shown in the Schedule of Benefits.

Conversion Privilege

What is the Conversion Privilege?

Conversion Privilege at Individual Termination or Reduction of Benefits:

If a Covered Dependent's coverage ends because:

1.of your death; or
2.your employment in an eligible class for Dependent Life Insurance ends,

your Covered Dependent may convert Dependent Life Insurance to an individual policy. Within 31 days after coverage ends, your Covered Dependent must make written application to Liberty and pay the first premium payment. The individual policy will contain Life Insurance benefits only. The policy will be one then being offered by Liberty. Evidence of Insurability will not be required.

Conversion Privilege at Class or Policy Termination:

If your Covered Dependent's coverage ends because:

1.coverage ends for all employees; or
2.coverage ends for all employees in your eligible class,

your Covered Dependent is entitled to a limited conversion privilege. You must be entitled to convert to an individual policy in order for your Covered Dependent to have this limited privilege. Conversion must be applied for in the same way as stated above. The amount your Covered Dependent may convert is limited to the lesser of:

1.	the amount your Covered Dependent was covered for on the date coverage ended less any group insurance you become eligible for within 31 days; or

2.	$10,000.

The individual policy will become effective 31 days after your Covered Dependent's coverage ends.

Death Within the 31 Days Allowed for Conversion:

Dependent Life Insurance is payable if your Covered Dependent dies during this period. The amount payable is the amount your Covered Dependent was entitled to convert. Such insurance will be paid under this plan. Any premium paid for an individual plan will be refunded.

GLC-DEP-1.2                                         Dependent Life Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE

Benefits

When is Your Accidental Death and Dismemberment Insurance Benefit Payable?

Accidental Death and Dismemberment benefits are payable when you suffer a loss solely as the result of accidental Injury that occurs while covered. The loss must occur within 365 days after the date of the accident. The benefit payable is called the Full Amount. It is shown in the Schedule of Benefits.

Loss Schedule:                    Benefit Payable:

Life                        Full Amount
Both Hands or Both Feet            Full Amount
Sight of Both Eyes                Full Amount
One Hand and One Foot                Full Amount
One Hand and Sight of One Eye            Full Amount
One Foot and Sight of One Eye            Full Amount
Speech and Hearing in Both Ears        Full Amount
One Hand or One Foot                One-half Full Amount
Sight of One Eye                One-half Full Amount
Speech or Hearing in Both Ears            One-half Full Amount
Thumb and Index Finger of the Same Hand    One-quarter Full Amount
Quadriplegia                    Full Amount
Paraplegia                    Three-quarters Full Amount
Hemiplegia                    One-half Full Amount
Diplegia                    One-half Full Amount
Monoplegia                    One-quarter Full Amount

Payment is made for loss due to each accident without regard to loss resulting from any prior accident. In no event may the total amount payable for all losses due to any one accident exceed the Full Amount.

Loss of hands or feet means complete severance through or above the wrist or ankle joint.

Loss of sight, speech or hearing must be total and irrecoverable.

Loss of thumb and index finger means that all of the thumb and index finger are cut off at or above the joint closest to the wrist. This benefit is not payable if a benefit is payable for the loss of the same entire hand.

Quadriplegia means the total and permanent paralysis of both upper and lower limbs.
Paraplegia means the total and permanent paralysis of both lower limbs.
Hemiplegia means the total and permanent paralysis of the upper and lower limbs on one side of the body.
Diplegia means the total and permanent paralysis of both arms.
Monoplegia means the total and permanent paralysis of one arm or one leg.

GLC-ADD-1                             Accidental Death and Dismemberment Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

ADDITIONAL ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE

Benefits

When will a Seat Belt Benefit be Payable?

Liberty will pay an additional benefit if accidental death was caused by an Automobile accident while the Covered Person was driving or riding in an Automobile and the Covered Person was covered by this policy. The benefit is payable if the Covered Person was wearing a Seat Belt at the time of the accident. The benefit payable is shown in the Schedule of Benefits.

Liberty must be given satisfactory written Proof that the Covered Person's death resulted from an Automobile accident while wearing a Seat Belt. A copy of the police accident report should be submitted with the claim. If a copy of the police accident report is not available, or if it is unclear that the Covered Person was wearing a Seat Belt, Liberty will pay 10.00% of the maximum benefit as shown in the Schedule of Benefits.

No benefit will be paid if the Covered Person was the driver of the Automobile and did not hold a current valid driver's license.

When will an Air Bag Benefit be Payable?

Liberty will pay an additional benefit if accidental death was caused by an Automobile accident while the Covered Person was driving or riding in an Automobile and the Covered Person was covered by this policy. The benefit is payable if the Covered Person was wearing a Seat Belt at the time of the accident and was seated behind a properly installed Air Bag. The benefit payable is shown in the Schedule of Benefits.

Liberty must be given satisfactory written Proof that the Covered Person's death resulted from an Automobile accident while wearing a Seat Belt and the Automobile was equipped with an Air Bag directly in front of the Covered Person. A copy of the police accident report should be submitted with the claim.

No benefit will be paid if the Covered Person was the driver of the Automobile and did not hold a current valid driver's license.

With respect to this provision, "Air Bag" means the passive restraint device in an Automobile which inflates automatically upon collision to provide protection in Automobile accidents. The Air Bag must meet the Federal Vehicle Safety Standards of the National Highway Traffic Safety Administration and be installed by the manufacturer.

With respect to this provision, "Automobile" means a private passenger motor vehicle licensed for use on public highways.

With respect to this provision, "Seat Belt" means a combination lap and shoulder restraint system that must meet the Federal Vehicle Safety Standards of the National Highway Traffic Safety Administration and be installed by the manufacturer. A Seat Belt will include a lap belt alone, but only if the Automobile did not have a combination lap and shoulder restraint system when manufactured. Seat Belt does not include a shoulder restraint alone.

GLC-ADD-2                        Additional Accidental Death and Dismemberment Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

ADDITIONAL ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE (Continued)

Benefits (Continued)

When will a Repatriation Benefit be Payable?

Liberty will pay an additional benefit for the transportation of the Covered Person's body to a mortuary chosen by the Covered Person or beneficiary. Payment will be made in the event the Covered Person suffers loss of life at least 200 miles from the Covered Person's principal place of residence. Written proof of the expenses must be submitted to Liberty prior to payment. The benefit payable is shown in the Schedule of Benefits.

When will a Common Carrier Benefit be Payable?

Liberty will pay an additional benefit to the beneficiary if the Covered Person suffers loss of life as a result of an accident occurring while riding as a fare-paying Passenger on a public conveyance. The benefit payable is equal to the Full Amount payable under Accidental Death and Dismemberment up to the maximum benefit shown in the Schedule of Benefits.

With respect to this provision, "Common Carrier" means a public conveyance operated by a licensed Common Carrier for the transportation of the general public for a fare and operating on regular passenger routes, within the continental United States, Alaska and Hawaii, with a definite schedule of departures and arrivals.

With respect to this provision, "Passenger" is defined as an individual other than a pilot, operator or crew member who is riding in or on, boarding, or dismounting from a public conveyance.

GLC-ADD-3                        Additional Accidental Death and Dismemberment Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

ADDITIONAL ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE (Continued)

Benefits (Continued)

When will a Child Education Benefit be Payable?

Liberty will pay a one-time benefit to you or your beneficiary on behalf of your Dependent children if you suffer loss of life as a result of an accident provided:

1.	the Dependent child meets the definition of Dependent under this plan; and

2.satisfactory proof is furnished to Liberty that the child is a Dependent child; and

3.
on the date of the accident the Dependent child was at the 12th grade level and enrolls as a full-time student in an accredited post-secondary institution of higher learning within 365 days of the Covered Person's death; or

4.	the Dependent child continues to be enrolled as a full-time student in an accredited post-secondary institution of higher learning.

The one-time benefit payable is shown in the Schedule of Benefits. A benefit will not be payable beyond the earlier of:

a.4 years;
b.the attainment of a bachelor's degree; or
c.the attainment of the Dependent maximum age shown in the Schedule of Benefits.

The maximum benefit payable under this provision is shown in the Schedule of Benefits.

GLC-ADD-4                        Additional Accidental Death and Dismemberment Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

ADDITIONAL ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE (Continued)

Benefits (Continued)

When will a Child Care Benefit be Payable?

Liberty will pay a one-time benefit to you or your beneficiary on behalf of your Dependent children if you suffer loss of life as a result of an accident provided:

1.	the Dependent child meets the definition of Dependent under this plan; and

2.	proof is furnished to Liberty that the child is a Dependent child and is age 7 or under; and

3.	the Dependent child is enrolled within 365 days of the Covered Person's death or continues to be enrolled in a legally licensed Child Care Program.

Proof of a Dependent child's enrollment in a Child Care Program may be in the form of, but not limited to, the following:

1.	a copy of the Dependent child's approved enrollment application in a Child Care Program; or

2.	a canceled check which proves payment for a Child Care Program; or

3.
a letter from the Child Care Program stating the Dependent child is attending a Child Care Program or has been enrolled in a Child Care Program and will be attending within 365 days of the date of the Covered Person's death.

The benefit payable is shown in the Schedule of Benefits. The maximum benefit payable under this provision is shown in the Schedule of Benefits.

With respect to this provision, "Child Care Program" means a center of child care which:

1.	holds a license as a day care center, or is operated by a licensed day care provider, if required; or

2.	if licensing is not required, operates primarily for the care of children on a daily basis for 12 months a year; and

3.	is operated in a private home, school or other facility; and

4.	customarily charges for the care provided.

A Child Care Program does not include a hospital; the Dependent child's home or care provided during normal school hours while a Dependent child is attending grades one through three.

GLC-ADD-5                        Additional Accidental Death and Dismemberment Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

ADDITIONAL ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE (Continued)

Benefits (Continued)

When will a Spouse Training Benefit be Payable?

Liberty will pay a one-time benefit to your surviving Dependent spouse if you suffer loss of life as a result of an accident provided:

1.	satisfactory proof is furnished to Liberty that the Dependent spouse meets the definition of Dependent under this plan; and

2.	within 365 days after your death, the surviving Dependent spouse is enrolled and attending an accredited institution or trades program for the purpose of obtaining employment or increasing earnings.

The benefit payable is shown in the Schedule of Benefits.

GLC-ADD-6                        Additional Accidental Death and Dismemberment Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

ADDITIONAL ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE (Continued)

Benefits (Continued)

What is the Rehabilitation Benefit?

Subject to all terms, conditions, and limitations of the Policy, Liberty will pay a one time benefit for reimbursement of Expense Incurred for approved Rehabilitation if, as a result of an accident, you suffer a loss listed on the Loss Schedule, other than a loss of life. The Rehabilitation Benefit is in addition to the Accidental Death and Dismemberment benefit payable under the terms of the Policy.

The Rehabilitation Benefit payable is the lesser of:

1.	Expense Incurred; or

2.	5.00% of the full Accidental Death and Dismemberment benefit amount up to a maximum of $5,000.00.

With respect to this provision, “Rehabilitation” means any training that is:

1.	part of an individualized written rehabilitation program; and

2.	required, due to your accident, to prepare you for an occupation in which you would have not engaged except for the accident; and

3.	agreed upon with a rehabilitation counselor certified by the Commission on Rehabilitation Counselor Certification.

With respect to this provision, “Expense Incurred” means the actual cost of the:

1.training; and

2.materials needed for the training.

Rehabilitation must occur during the two year period that begins on the date of your accident.

If the benefits payable under this provision are covered by one or more group insurance contracts in addition to the Liberty Mutual Group Life Insurance Contract containing this provision, the benefits payable under this provision shall be secondary to any payments made under such other insurance contracts.

GLC-ADD-12                        Additional Accidental Death and Dismemberment Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

ADDITIONAL ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE (Continued)

Benefits (Continued)

What is the Adaptive Home or Adaptive Vehicle Benefit?

Subject to all terms, conditions, and limitations of the Policy, Liberty will pay, in addition to the Accidental Death And Dismemberment benefit on the Loss Schedule, a one time benefit for reimbursement of Expense Incurred for either Adaptive Home or Vehicle Modifications if, as the result of an accident, you suffer a loss listed on the Loss Schedule, other than a loss of life.

For the Home Modification Reimbursement Benefit to be payable, the Home Modifications must be:

1.	necessary, due to the accident, to make your home accessible; and

2.	performed by a licensed contractor, if such a license is required in the state, who is not you, any family member, or domestic partner.

For the Vehicle Modification Reimbursement Benefit to be payable, the Vehicle Modifications must be:

1.	necessary, due to the accident, to make your private automobile accessible for driving or riding by you; and

2.	performed by a licensed contractor, if such a license is required in the state, who is not you, any family member, or domestic partner.

The Adaptive Home or Vehicle Modification Benefit payable is the lesser of:

1.	Expense Incurred; or

2.	5.00% of the full Accidental Death and Dismemberment benefit amount up to a maximum of $5,000.00.

With respect to this provision, “Expense Incurred” means the actual cost of the Home or Vehicle Modifications.

The Home or Vehicle Modifications must be made within the two year period that begins on the date of your accident.

If the benefits payable under this provision are covered by one or more group insurance contracts in addition to the Liberty Mutual Group Life Insurance Contract containing this provision, the benefits payable under this provision shall be secondary to any payments made under such other insurance contracts.

GLC-ADD-13                        Additional Accidental Death and Dismemberment Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

CONTINUATION OF COVERAGE DURING TOTAL DISABILITY

If you become Totally Disabled while insured under this plan you may be eligible for continued Life Insurance coverage subject to premium payment. In continuing such coverage under this provision, the Sponsor agrees to treat all Covered Persons equally.

The Life Insurance benefit continued will be the amount in force on your life under this plan on the date you are no longer in Active Employment due to Total Disability, subject to any reductions provided by any part of the plan.

Accidental Death and Dismemberment coverage will not be continued during your period of Total Disability.

The amount continued will not include any part of your Life Insurance that you converted to an individual policy unless you were Totally Disabled when you applied to convert; and you return the conversion policy to Liberty without claim other than for a refund of the premiums you paid for it.

Your continued Life Insurance coverage under this provision will end on the earliest of the date when:

1.the Sponsor determines you cease to be Totally Disabled;
2.you return to Active Employment;
3.the policy terminates;
4.premium payments stop;
5.you reach age 65;
6.the date you begin receiving a benefit from a retirement or pension plan; or
7.the date the Sponsor classifies you as retired.

If continued Life Insurance coverage ends under this provision, you may convert your Life Insurance benefit as provided in the Conversion Privilege. Dependent coverage may be converted as allowed within this policy.

With respect to this provision, "Total Disability" or "Totally Disabled" means that you, as a result of Injury or Sickness, are receiving benefits under the Sponsor’s Long Term Disability Plan.

GLC-CON-1                             Continuation of Coverage During Total Disability

SECTION 4 - INSURANCE BENEFITS
(Continued)

EMPLOYEE AND DEPENDENT OPTIONAL LIFE INSURANCE COVERAGE

PORTABLE GROUP TERM LIFE INSURANCE

If all of your coverage ends, you may be eligible to continue all or a part of the amount that ends, less any amount converted to an individual policy as provided in the Conversion Privilege and subject to any minimum and maximum amounts specified in this provision, as portable group term Life Insurance. The coverage must end because you are no longer in an eligible class or are no longer in Active Employment, other than by retirement, as determined in the Sponsor's records. Portable group term Life Insurance is not available if coverage ends because this plan terminates.

If you are eligible for portable group term Life Insurance, you may also elect portable group term Life Insurance on your Covered Dependent spouse whose coverage under this policy also ends when your coverage ends.

You and your Covered Dependent spouse are eligible for portable group term Life Insurance if:

1.	you are under age 70;

2.	you are a citizen of the United States or Canada;

3.	you are not a full-time member of the armed forces of any country; and

4.	no group Life Insurance under this plan will be continued on a premium paying or waiver of premium basis.

To apply for portable group term Life Insurance, you must, within 31 days of the date you cease to be eligible for coverage under this plan:

1.	complete the application for portable group term Life Insurance; and

2.	send the application, along with the first premium payment, to Liberty at the address shown on the application.

If you and your Covered Dependent spouse are applying for coverage and are not required to provide Evidence of Insurability, your portable group term Life Insurance will be effective at 12:01 A.M. Standard Time on the day after coverage under this plan ends.

GLC-PTL-1                                 Portable Group Term Life Insurance

SECTION 4 - INSURANCE BENEFITS
(Continued)

EMPLOYEE AND DEPENDENT OPTIONAL LIFE INSURANCE COVERAGE (Continued)

PORTABLE GROUP TERM LIFE INSURANCE (Continued)

Portable group term Life Insurance will contain only term Life Insurance. It will be issued without Evidence of Insurability. The plan available will be one then being offered by Liberty as portable group term Life Insurance. The premium due will be based on Liberty's then current rate for such plans that apply to your and your Covered Dependent spouse's class of risk and age at birthday nearest to the effective date of portable group term Life Insurance.

The amount of portable group term Life Insurance you may apply for is subject to the following limits:

1.the maximum amount is equal to the lesser of:

a.the amount of insurance that terminated under this policy; or
b.$300,000.00.

2.the minimum amount on a former Covered Person is $10,000.00.

The amount of portable group term Life Insurance a Covered Dependent spouse may apply for is subject to the following limits:

1.the maximum amount is equal to the lesser of:

a.the amount of insurance that terminated under this policy; or
b.$150,000.00.

2.the minimum amount on a former Covered Person is $10,000.00.

This amount is subject to any reductions due to age that may be contained in the portable group term Life Insurance policy. The amount of portable group term Life Insurance may be decreased at any time. However, once elected, the amount of portable group term Life Insurance may not be increased.

GLC-PTL-2                                 Portable Group Term Life Insurance

SECTION 5 - EXCLUSIONS

LIFE INSURANCE EXCLUSIONS

No benefits are payable for any loss for death that results from, is contributed to or caused by:

1.	suicide, committed while sane or insane, occurring within 24 months after the Covered Person’s initial effective date of insurance with the Sponsor; and

2.	suicide, committed while sane or insane, occurring within 24 months after the date any additional insurance elected by the Covered Person becomes effective under this Plan.

The suicide exclusion will apply to any amounts of insurance for which the Covered Person pays all or part of the premium.

The suicide exclusion will also apply to any amount that is subject to Evidence of Insurability Liberty approved.

GLC-LEX-1.4                                         Life Insurance Exclusions

SECTION 5 - EXCLUSIONS
(Continued)

ACCIDENTAL DEATH AND DISMEMBERMENT EXCLUSIONS

No benefits are payable for any loss that is contributed to or caused by:

1.	war, declared or undeclared, or any act of war;

2.	intentionally self-inflicted injuries, while sane or insane

3.	suicide, or suicide attempt, while sane or insane;

4.	active Participation in a Riot;

5.	committing or attempting to commit a felony or misdemeanor;

6.	disease, bodily or mental illness (or medical or surgical treatment thereof);

7.	infections, except bacterial infection resulting from accidental injury;

8.
controlled substances (as defined in Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970 and all amendments) that are voluntarily taken, ingested or injected, unless as prescribed or administered by a Physician;

9.	serving full-time active duty in the Armed Forces of any country or international authority;

10.
boarding, leaving or being in or on any kind of aircraft. However, this exclusion will not apply if the Covered Person is a fare paying passenger on a commercial aircraft or traveling as a passenger in any aircraft that is owned or leased by or on behalf of the Sponsor; or

11.
the presence of alcohol in the Covered Person's blood which raises a presumption that the Covered Person was under the influence of alcohol and contributed to the cause of the accident. The blood alcohol level is governed by the jurisdiction of the state in which the accident occurred; or

12.	hazardous sports, including but not limited to, motor sports (land or water), mountain climbing, skydiving, parachuting, bungee jumping, hang gliding and scuba diving.

No benefit will be payable for any loss suffered as a result of Accidental Injury during any period of incarceration.

With respect to this provision, "Participation" shall include promoting, inciting, conspiring to promote or incite, aiding, abetting, and all forms of taking part in, but shall not include actions taken in defense of public or private property, or actions taken in defense of the Covered Person, if such actions of defense are not taken against persons seeking to maintain or restore law and order including, but not limited to police officers and fire fighters.

With respect to this provision, "Riot" shall include all forms of public violence, disorder or disturbance of the public peace, by three or more persons assembled together, whether or not acting with a common intent and whether or not damage to persons or property or unlawful act or acts is the intent or the consequence of such disorder.

GLC-AEX-1.10                        Accidental Death and Dismemberment Insurance Exclusions

SECTION 6 - TERMINATION PROVISIONS

Termination of a Covered Person's Insurance

A Covered Person will cease to be insured on the earliest of the following dates:

1.	the date this policy terminates, but without prejudice to any claim originating prior to the time of termination;

2.	the date you are no longer in an eligible class;

3.	the date your class is no longer included for insurance;

4.	the last day for which any required Employee contribution has been made;

5.	the date employment (status as an active Employee) or eligibility ends for any reason; or

6.	the date you cease to be in Active Employment due to a labor dispute, including any strike, work slowdown, or lockout.

Liberty reserves the right to review and terminate all classes insured under this policy if any class(es) cease(s) to be covered.

GLC-TER-1                                         Termination Provisions

SECTION 7 - GENERAL PROVISIONS

What is the Appeal Process?

Liberty will notify in writing any Covered Person or beneficiary whose claim is denied in whole or part. That written notice will explain the reasons for denial. If the claimant does not agree with the reasons given, he may request an appeal of the claim. To do so, the claimant should write to Liberty within 60 days after the notice of denial was received. The claimant should state why he believes the claim was improperly denied. Any data, questions or comments that the claimant thinks are appropriate should be included. Unless Liberty requests additional material in a timely fashion, the claimant will be advised of Liberty's decision within 60 days after the letter is received.

Is Assignment Allowed?

The coverage under this plan is not assignable by the Sponsor without Liberty's written consent. You may assign all of your present and future right, title, interest, and incidents of ownership of:

1.any Life Insurance;
2.any disability provision of Life Insurance; and
3.any Accidental Death and Dismemberment Insurance under this policy.

Such assignment will include, but is not limited to, the rights:

1.to make any contribution required to keep the coverage in force;
2.to exercise any conversion privilege; and
3.to change the beneficiary.

Why Must You Name a Beneficiary?

You must name a beneficiary to whom the insurance benefits under this policy are payable. If more than one beneficiary is named and if their interests are not specified, any surviving Beneficiaries will share equally. For any Dependent Life Insurance, you are automatically designated as the beneficiary.

If, at the time of your death, there is no named or surviving beneficiary, Liberty will pay the benefits to the executor or administrator of your estate. Liberty may, at its option, pay the benefits to a surviving relative in the following order: spouse, child, parent, sibling. Such payment will release Liberty of all further liability to the extent of payment.

You may change your beneficiary at any time by written request. Liberty or the Sponsor will provide a form for that purpose. Any change of beneficiary will take effect when the Sponsor receives the written request whether or not you are alive at that time. Such change will relate back to the date of the request. Any change of beneficiary will not apply to any payment made before the request was received by the Sponsor.

How will Liberty Conform with State Statutes?

Any provision of this policy which, on its effective date, is in conflict with the statutes of the governing jurisdiction of this policy is hereby amended to conform to the minimum requirements of such statute.

GLC-GNP-1.13                                         General Provisions

SECTION 7 - GENERAL PROVISIONS
(Continued)

What are Liberty's Examination Rights?

Liberty, at its own expense, has the right and opportunity to have a Covered Person, whose Injury or Sickness is the basis of a claim, examined or evaluated at reasonable intervals deemed necessary by Liberty. This right may be used as often as reasonably required. Liberty may also require an autopsy unless prohibited by law.

Who are Claims Paid To?

If a beneficiary or Covered Person is a minor or is physically or mentally incapable of giving a valid release for payment, Liberty, at its option, may make payment not to exceed $2,000.00 to a party who appears to have assumed responsibility for the care and support of such person. Liberty will only make such payment until claim is made by a guardian of the estate of the beneficiary or the Covered Person. Such payment will release Liberty of all further liability to the extent of payment.

When May This Plan be Contested?

This plan will not be contested, except for nonpayment of premium, after it has been in force for two years from the date of issue. The coverage of any Covered Person shall not be contested, except for nonpayment of premium, on the basis of a statement made relating to insurability of the Covered Person after such coverage has been in force for two years during the Covered Person's lifetime.

In the absence of fraud, any statements in any application will be deemed representations and not warranties. No representation made by:

1.	the Sponsor in applying for this plan will make it void unless the representation is contained in the Sponsor's signed application; or

2.
any Covered Person in enrolling for insurance under this plan will be used to reduce or deny a claim unless the representation is contained in an application signed by him and such application is given to him or his beneficiary.

Who has the Authority for Interpretation of this Plan?

Liberty shall possess the authority, in its sole discretion, to construe the terms of this plan and to determine benefit eligibility hereunder. Liberty's decisions regarding construction of the terms of this plan and benefit eligibility shall be conclusive and binding.

When can Legal Proceedings Begin?

A claimant or the claimant's authorized representative cannot start any legal action:

1.until 60 days after Proof of claim has been given; or

2.more than one year after the time Proof of claim is required.

Legal actions are contingent upon first having followed the Claims and Appeals procedure outlined in this plan.

GLC-GNP-2                                         General Provisions

SECTION 7 - GENERAL PROVISIONS
(Continued)

What Happens if Your Age is Misstated?

If a Covered Person's age has been misstated, an equitable adjustment will be made in the premium. If the amount of the benefit is dependent upon the Covered Person's age, the amount of the benefit will be the amount the Covered Person would have been entitled to if his correct age were known.

A refund of premium will not be made for a period more than 12 months before the date Liberty is advised of the error.

When Must Liberty be Notified of a Claim?

a.
Notice of claim must be given to Liberty within 30 days of the date of the loss on which the claim is based. If that is not possible, Liberty must be notified as soon as it is reasonably possible to do so. Such notice of claim must be received in a form or format satisfactory to Liberty.

b.
When written notice of claim is applicable and has been received by Liberty, the Covered Person will be sent claim forms. If the forms are not received within 15 days after written notice of claim is sent, the Covered Person can send to Liberty written Proof of claim without waiting for the forms.

When Must Liberty Receive Proof of Claim?

a.	Satisfactory Proof of loss must be given to Liberty no later than 30 days after the date of loss.

b.
Failure to furnish such Proof within such time shall not invalidate or reduce any claim if it was not reasonably possible to furnish such Proof within such time. Such Proof must be furnished as soon as reasonably possible, and in no event, except in the absence of legal capacity of the claimant, later than one year from the time Proof is otherwise required.

Liberty reserves the right to determine if the Covered Person's Proof of loss is satisfactory.

What are the Optional Methods of Settlement?

Benefits are usually payable in one sum. However, the Covered Person may elect in writing to have the proceeds paid through an installment program offered by Liberty. If the Covered Person makes no such election, his beneficiary may do so at the Covered Person's death.

Any installments remaining after the death of the payee will be paid as directed in the election of this option. Such direction is subject to the approval of Liberty.

What is the Liberty Security Account?

If the benefits to be paid total more than $10,000, a beneficiary may elect to have the proceeds deposited into a Liberty Security Account. The Liberty Security Account is an interest-bearing checking account, that is fully guaranteed by Liberty, and the beneficiary may draw on the entire sum of the proceeds at any time. If the Liberty Security Account is not elected, benefits may be paid in one sum.

GLC-GNP-3.13                                         General Provisions

SECTION 7 - GENERAL PROVISIONS
(Continued)

What are Liberty's Rights of Recovery?

Liberty has the right to recover any overpayment of benefits caused by, but not limited to, the following:

1.	fraud;

2.	any error made by Liberty in processing a claim; or

3.	any error made in the eligibility or administration of this plan by the Sponsor.

Liberty may recover an overpayment by, but not limited to, the following:

1.	requesting a lump sum payment of the overpaid amount;

2.	reducing any benefits payable under this plan; or

3.	taking any appropriate collection activity available including any legal action needed.

It is required that full reimbursement be made to Liberty.

How does the Plan Affect Workers' Compensation?

This plan and the coverages provided are not in lieu of, nor will they affect any requirements for coverage under any Workers' Compensation Law or other similar law.

GLC-GNP-4                                         General Provisions

SUMMARY PLAN DESCRIPTION

Name of Plan:    The Family Dollar Stores, Inc. Health and Welfare Benefit Plan

Plan benefits are provided under the terms of the Group Life Policy No. SA3-850-291151-01 hereinafter referred to as "the policy", issued by Liberty Life Assurance Company of Boston, hereinafter referred to as "Liberty," to the Employer hereinafter referred to as "Sponsor".

Participants Included:    See Schedule of Benefits

Name and Address of Sponsor:

Family Dollar Stores, Inc.
10401 Monroe Rd.
Matthews, NC 28105

Who Pays For the Plan:     Premiums are paid by the Sponsor.

The cost of the Plan is funded by both Employer and Employee contributions.

Plan Identification Number:

a.Sponsor IRS Identification No.: 56-0942963

b.	Plan No.: 501

Type of Plan:    Group Life

Plan Year:    January 1st - December 31st

Plan Administrator, Name, Address and Telephone No:

Family Dollar Stores, Inc.
10401 Monroe Rd.
Matthews, NC 28105
(866) 377-6420

Agent for Service of Legal Process on the Plan:

Same as above

Type of Administration:        Insurer Administration

Funding Arrangement of the Plan: Benefits of the Plan are insured.

SUMMARY PLAN DESCRIPTION
(Continued)

Amendment of the Sponsor's Plan:

The Plan Sponsor reserves the right to modify, amend or terminate in whole or in part, any or all provisions of the Plan. Amendments to the Plan are to be made by a written resolution adopted in accordance with the established procedures of the Board of Directors. Amendments may be adopted with retroactive effect to the extent permitted by ERISA and the Code.

Amendment of Liberty's Policy:
The policy may be changed in whole or in part by mutual agreement of the Sponsor and Liberty. Only an Officer of Liberty can approve a change. The approval must be in writing and endorsed on or attached to the policy. No consent of any participant or any other person referred to in the policy(ies) shall be required to modify, amend, or change the policy(ies).

NOTE:	If you cease active employment, see your benefits administrator to determine what arrangements, if any, may be made to continue your coverage beyond the date you cease active employment.

When May The Policy Terminate?

1.
If the Sponsor fails to pay any premium within the grace period, the policy will automatically terminate at 12:00 midnight of the last day of the grace period. The "grace period" is the 31 days following a premium due date during which premium payment may be paid.

2.
The Sponsor may terminate the policy by advance written notice delivered to Liberty at least 31 days prior to the termination date. But the policy will not terminate during any period for which premium has been paid.

3.	Liberty may terminate the policy on any premium due date by giving written notice to the Sponsor at least 31 days in advance if:

a.The number of employees insured is less than 10;

b.less than 100% of the Employees eligible for any non-contributory insurance are insured for it; or

c.less than 25.00% of the Employees eligible for any contributory insurance are insured for it; or

d.the Sponsor fails:

i.to furnish promptly any information which Liberty may reasonably require; or
ii.to perform any other obligations pertaining to this policy.

4.	Termination may take effect on any earlier date when both the Sponsor and Liberty agree.

No consent of any participant or any other person referred to in the policy(ies) shall be required to terminate the policy(ies).

SUMMARY PLAN DESCRIPTION
(Continued)

What Are Your Rights In The Event Of Policy Termination?

Termination of the policy under any conditions will not prejudice any payable claim which occurs while the policy is in force.

What Are Your Rights Under ERISA?

1.
As a participant in this Plan, you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

a.
Examine, without charge, at the Plan Administrator's office and at other specified locations, all documents governing the Plan, including insurance contracts, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

b.
Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

c.	Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

2.	In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit Plan.

3.	The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

4.
No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

5.
If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

6.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

SUMMARY PLAN DESCRIPTION
(Continued)

What Are Your Rights Under ERISA? (Continued)

7.
If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

8.	If you have any questions about your Plan, you should contact the Plan Administrator.

9.
If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Applicable to All Claims:

What is the Time Frame For Claim Decisions?

If your claim is denied, Liberty will notify you of the adverse decision within a reasonable period of time, but not later than 90 days after receiving the claim, unless Liberty determines that special circumstances require an extension. In such case, a written extension shall be furnished before the end of the initial 90-day period. The extension cannot exceed 90 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the plan expects to render the decision.

The claim determination time frames begin when a claim is filed, without regard to whether all the information necessary to make a claim determination accompanies the filing.

What If Your Claim Is Denied?

Liberty's notice of denial shall include:

1.	The specific reason or reasons for denial with reference to those specific Plan provisions on which the denial is based;

2.	A description of any additional material or information necessary to complete the claim and an explanation of why that material or information is necessary; and

3.	A description of the Plan's appeal procedures and time frames, including a statement of the claimant's right to bring a civil action under ERISA following an adverse decision on appeal.

SUMMARY PLAN DESCRIPTION
(Continued)

Applicable to All Claims: (Continued)

What Do You Do To Appeal A Claim Denial?

You or your authorized representative may appeal a denied claim within 60 days after you receive Liberty's notice of denial. You have the right to:

1.	Submit, for review, written comments, documents, records and other information relating to the claim to Liberty;

2.	Request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim; and

3.
A review on appeal that takes into account all comments, documents, records, and other information submitted by you, without regard to whether such information was submitted or considered in the initial claim decision.

Liberty will make a full and fair review of your appeal and may require additional documents as it deems necessary or desirable in making such a review. A final decision on the review shall be made within a reasonable period of time, but not later than 60 days following receipt of the written request for review, unless Liberty determines that special circumstances require an extension. In such case, a written extension notice will be sent to you before the end of the initial 60 day period. The extension notice must indicate the special circumstances and the date by which Liberty expects to render the appeal decision. The extension cannot exceed a period of 60 days.

The appeal time frames begin when an appeal is filed, without regard to whether all the information necessary to make an appeal decision accompanies the filing.

If an extension is necessary because you failed to submit necessary information, the days from the date of the extension notice until you respond to the request for additional information are not counted as part of the appeal determination period.

Liberty's notice of denial shall include:

1.	The specific reason or reasons for denial with reference to those Plan provisions on which the denial is based;

2.	A statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information relevant to your claim; and

3.	A statement describing any voluntary appeal procedures offered by the Plan and your right to obtain the information about such procedures, and a statement of your right to bring an action under ERISA.